UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 23, 2020

(Date of earliest event reported)

ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive

Waltham, MA 02451

(Principal Executive Office)

Telephone Number: (781) 810-0120

Not Applicable

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ETTX	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

On July 23, 2020, Entasis Therapeutics Holdings Inc. (the “Company”) updated its investor presentation, which is available at www.entasistx.com. A copy of the presentation is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Information in the presentation contains forward-looking statements regarding future events and performance of the Company. All such forward-looking statements are based largely on the Company’s experience and perception of current conditions, trends, expected future developments and other factors, and on management’s expectations, and are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, those factors described in the presentation and in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K and the presentation attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings whether made before or after the date hereof or any other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Investor Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

	By:	/s/ Elizabeth M. Keiley
General Counsel

Dated: July 23, 2020

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